CONTACTS:                             Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

                     Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS RECORD 2010 THIRD QUARTER FINANCIAL RESULTS

-- Third Quarter Net Sales Rise 23.9% to $381.5 million --

   Corona, CA – November 4, 2010 – Hansen Natural Corporation (NASDAQ:HANS) today reported record sales and profits for the three-months ended September 30, 2010.
    Gross sales for the 2010 third quarter increased 23.5 percent to $438.6 million from $355.0 million in the same period last year.  Net sales for the three-months ended September 30, 2010 increased 23.9 percent to $381.5 million from $307.9 million a year ago.
    Gross profit as a percentage of net sales for the 2010 third quarter was 51.9 percent, compared with 53.6 percent for the comparable 2009 quarter.
    Distribution costs as a percentage of net sales were 4.5 percent for the 2010 third quarter, compared with 4.3 percent in the same quarter last year.
    Selling expenses as a percentage of net sales for the 2010 third quarter were 11.0 percent, compared with 12.5 percent in the same quarter a year ago.
    General and administrative expenses for the 2010 third quarter were $31.1 million, compared with $20.3 million for the corresponding quarter last year.  Stock-based compensation (a non-cash item) was $4.3 million in the third quarter of 2010, compared with $3.3 million for the third quarter of 2009.  Operating expenses for the 2010 third quarter increased to $90.4 million from $72.1 million in the same quarter last year. Operating expenses (specifically general and administrative expenses) in the comparable 2009 third quarter were reduced by proceeds of $4.7 million from the reimbursement to the Company of legal expenses previously paid by the Company.
    Operating income for the 2010 third quarter increased 15.8 percent to $107.6 million from $92.9 million in the comparable 2009 quarter.
    The effective tax rate for the 2010 third quarter was 38.1 percent compared with 39.1 percent in the same quarter last year.
    Net income for the 2010 third quarter increased 17.7 percent to $66.5 million from $56.5 million in the same quarter last year.  Net income per diluted share increased 20.0 percent to $0.72 from $0.60 per diluted share in the 2009 comparable quarter.
    Net sales for the Company’s DSD segment increased 26.8 percent to $356.7 million for the 2010 third quarter from $281.4 million for the same period in 2009.  Net sales for the Company’s warehouse segment were $24.7 million for the three-months ended September 30, 2010, compared with $26.5 million for the same period in 2009.
    Gross sales to customers outside the United States rose to $69.8 million in the 2010 third quarter, compared with $50.0 million in the corresponding quarter in 2009.
    Rodney C. Sacks, chairman and chief executive officer, attributed the record revenues to solid sales of Monster Energy® drinks.  The Monster Energy® brand continues to gain market share, with sales increasing in excess of category growth.  “During the third quarter, we launched Monster Absolutely Zero™ and Monster Import Light™ to address increased consumer demand for lower and zero calorie beverages,” Sacks said.  “We continued to make progress on the international front during the third quarter and launched the Monster Energy® brand in Germany, Europe’s second largest energy drink market, and also in the United Arab Emirates, Lebanon, Jordan and Tahiti.  We are in the process of launching the Monster Energy® brand in Switzerland, Austria and Iceland and are planning to launch Monster Energy® in Bulgaria before the end of the year,” he added.
    For the nine-months ended September 30, 2010, gross sales increased 14.8 percent to $1.124 billion from $979.7 million for the comparable period a year earlier.  Net sales for the first nine months of 2010 increased 15.6 percent to $985.3 million from $852.4 million for the same period of 2009.  Both gross and net sales for the fiscal 2009 fourth quarter and the 2010 first quarter were impacted by advance purchases made by customers in the fiscal 2009 fourth quarter due to the Company’s announcement of a new per case marketing contribution program for Monster Energy® distributors commencing January 1, 2010, as well as to avoid potential interruptions in product supply due to the announcement of the transition to the SAP enterprise resource planning system which commenced January 1, 2010.  The Company previously estimated that approximately 4 percent to 6 percent of its fiscal 2009 fourth quarter gross sales were attributable to such advance purchases.
    Gross profit as a percentage of net sales was 52.4 percent for the first nine months of 2010, compared with 53.6 percent for the same period last year.
    Operating expenses for the nine-months ended September 30, 2010 increased to $247.8 million from $205.6 million in the same period last year.  Operating income for the first nine months of 2010 increased 6.6 percent to $268.0 million from $251.5 million in the corresponding period in 2009.
    Net income for the first nine months of 2010 was $162.9 million, or $1.75 per diluted share, compared with $155.4 million, or $1.63 per diluted share, for the same period last year.

Auction Rate Securities
   In March 2010, the Company entered into an agreement relating to $54.2 million in par value auction rate securities, which enables the Company to sell such securities (the “Put Option”) in semi-annual or annual installments beginning March 22, 2011 with full sale rights available on or after March 22, 2013.  Such auction rate securities, which have been reclassified from available-for-sale to trading securities, will continue to accrue interest until redeemed through either the Put Option, by the auction process, or by the terms outlined in their respective prospectuses in the event of auction failure.
    At September 30, 2010 the Company held auction rate securities with a face value of $81.5 million ($87.3 million at June 30, 2010 and $92.7 million at March 31, 2010) and the Put Option with a fair market value of $3.8 million ($4.1 million at June 30, 2010 and $5.1 million at March 31, 2010).  The Company determined that an impairment related to its auction rate securities of $7.2 million existed at September 30, 2010, of which $2.2 million was deemed temporary and $5.0 million was deemed other-than-temporary.  As a result, a loss of $1.2 million, net of taxes, is included as a component of accumulated other comprehensive loss as of September 30, 2010, and the Company recorded a net non-cash charge to earnings of $0.7 million in respect of our auction rate securities and Put Option for the third quarter of 2010.  The auction rate securities will continue to accrue interest at their contractual rates until their respective auctions succeed or they are redeemed.

Investor Conference Call
    The Company will host an investor conference call today, November 4, 2010, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.hansens.com.  For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Hansen Natural Corporation
    Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® natural sodas, sparkling beverages, apple juice and juice blends, fruit juice smoothies, multi-vitamin juice drinks in aseptic packaging, iced teas, energy drinks, Junior Juice® juices and water beverages, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Nitrous™ Monster Energy® brand energy drinks, Monster Hitman™ energy shooters, Java Monster™ brand non-carbonated coffee + energy drinks, X-Presso Monster™ brand non-carbonated espresso energy drinks, Peace Tea™ iced teas, Lost® Energy™ brand energy drinks, Rumba®, Samba and Tango brand energy juices, Vidration™ brand vitamin enhanced waters, Admiral™ iced teas and Hubert’s™ Lemonades.  For more information visit www.hansens.com and www.monsterenergy.com.

Note Regarding Use of Non-GAAP Measures
    Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales.  Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements.  However, gross sales are used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance.  Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

Caution Concerning Forward-Looking Statements
    Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability.  Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein.  Such risks and uncertainties include, but are not limited to, the following: the current uncertainty and volatility in the national and global economy; changes in consumer preferences; changes in demand due to both domestic and international economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; potential distribution disruptions and/or decline in sales arising out of the termination and/or appointment of domestic and/or international distributors; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; changes in governmental regulation; political, legislative or other governmental actions or events in one or more regions in which we operate.  For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables below)

HANSEN NATURAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION
FOR THE THREE-AND NINE-MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In Thousands, Except Per Share Amounts) (Unaudited)
	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Gross sales, net of discounts and returns*	$ 438,585	$ 355,048	$ 1,124,449	$ 979,732

Less: Promotional and other allowances**	57,119	47,119	139,172	127,347

Net sales	381,466	307,929	985,277	852,385

Cost of sales	183,540	142,897	469,447	395,345

Gross profit	197,926	165,032	515,830	457,040
Gross profit margin as a percentage of net sales	51.9%	53.6%	52.4%	53.6%

Operating expenses	90,371	72,117	247,813	205,565
Operating expenses as a percentage of net sales	23.7%	23.4%	25.2%	24.1%

Operating income	107,555	92,915	268,017	251,475
Operating income as a percentage of net sales	28.2%	30.2%	27.2%	29.5%

Other income (expense):
Interest and other income, net	541	183	1,983	1,599
Loss on investment and put option, net	(727)	(342)	(864)	(3,880)
Total other income (expense)	(186)	(159)	1,119	(2,281)

Income before provision for income taxes	107,369	92,756	269,136	249,194

Provision for income taxes	40,873	36,251	106,239	93,835

Net income	$ 66,496	$ 56,505	$ 162,897	$ 155,359
Net income as a percentage of net sales	17.4%	18.4%	16.5%	18.2%

Net income per common share:
Basic	$ 0.75	$ 0.63	$ 1.84	$ 1.72
Diluted	$ 0.72	$ 0.60	$ 1.75	$ 1.63

Weighted average number of shares of common stock and common stock equivalents:
Basic	88,369	90,154	88,434	90,380
Diluted	92,865	94,683	92,915	95,060

Case sales (in thousands) (in 192-ounce case equivalents)	37,856	29,800	97,922	82,524
Average net sales price per case	$ 10.08	$ 10.33	$ 10.06	$ 10.33

*Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales.  Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements. However, gross sales are used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance. Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

** Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of our marketing activities.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009
(In Thousands, Except Par Value) (Unaudited)
	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 509,629	$ 328,349
Short-term investments	24,203	18,487
Trade accounts receivable, net	130,942	104,206
Distributor receivables	836	4,699
Inventories	148,938	108,143
Prepaid expenses and other current assets	14,974	11,270
Prepaid income taxes	2,661	-
Deferred income taxes	10,350	10,350
Total current assets	842,533	585,504

INVESTMENTS	46,002	80,836
PROPERTY AND EQUIPMENT, net	33,173	33,314
DEFERRED INCOME TAXES	60,948	65,678
INTANGIBLES, net	42,230	33,512
OTHER ASSETS	1,794	1,226
Total Assets	$ 1,026,680	$ 800,070

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 91,024	$ 48,863
Accrued liabilities	29,365	14,174
Deferred revenue	9,696	9,125
Accrued distributor terminations	2,553	2,977
Accrued compensation	6,895	7,623
Current portion of debt	244	206
Income taxes payable	-	761
Total current liabilities	139,777	83,729

DEFERRED REVENUE	124,929	131,388

STOCKHOLDERS' EQUITY:
Common stock - $0.005 par value; 120,000 shares authorized; 98,312 shares issued and 88,561 outstanding as of September 30, 2010; 97,285 shares issued and 88,159 outstanding as of December 31, 2009	492	486
Additional paid-in capital	170,916	137,040
Retained earnings	833,293	670,396
Accumulated other comprehensive loss	(885)	(4,667)
Common stock in treasury, at cost; 9,751 shares and 9,126 shares as of September 30, 2010 and December 31, 2009, respectively	(241,842)	(218,302)
Total stockholders' equity	761,974	584,953
Total Liabilities and Stockholders’ Equity	$ 1,026,680	$ 800,070